UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 19, 2010

TRC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut 06095

(Address of Principal Executive Offices) (Zip Code)

(860) 298-9692

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement.

On January 19, 2010, TRC Companies, Inc. (the “Company”) and certain of its subsidiaries (together “TRC”), Wells Fargo Capital Finance, Inc. as Lender, arranger and administrative agent entered into the Fifteenth Amendment to the Revolving Credit Agreement.  The Amendment extends the term of the Credit Agreement by and among TRC and the Lender dated as of July 17, 2006 by two years from its current expiration on July 17, 2011 to the new expiration date of July 17, 2013.

In addition, the Amendment modifies certain other terms under the Credit Agreement by, among other things, changing the Company’s capital expenditures limit; amending the requirements of the minimum fixed charge coverage ratio covenant; amending the EDITDA definition and amending EBITDA covenants for fiscal 2010, 2011 and thereafter.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description

10.11.15	Fifteenth Amendment to the Revolving Credit Agreement dated as of January 19, 2010.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2010		TRC Companies, Inc.

	By:	/s/ Thomas W. Bennet, Jr.
Thomas W. Bennet, Jr.
Senior Vice President and
Chief Financial Officer